UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2018
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1033 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 1, 2018, the Board of Directors of Ameresco, Inc. (the “Company”), elected Mark Chiplock, 48, as Vice President, Interim Chief Financial Officer, Treasurer and Chief Accounting Officer effective immediately. In these roles, Mr. Chiplock will serve as the Company’s principal financial officer and principal accounting officer. This follows the October 1, 2018 departure of John R. Granara, III as Executive Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer, effective immediately. The Company has commenced a search for a Chief Financial Officer.
Mr. Chiplock joined the Company as Corporate Controller in June 2014 and has served as Vice President of Finance and Corporate Controller since April 2016. Prior to Ameresco, he served as Vice President, Finance of GlassHouse Technologies, a data center infrastructure consulting firm, from June 2012 to May 2014.
Mr. Chiplock's current salary will remain in effect same and he will continue to be eligible to participate in Ameresco’s Short-Term Incentive Bonus Plan and for awards under Ameresco’s 2010 Stock Incentive Plan. He has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Chiplock and any other person pursuant to which he was elected as an officer of the Company.
The Company noted that Mr. Granara’s departure is not related to any issues or disagreements on the Company’s financial statement disclosures or accounting policies or practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: October 3, 2018	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary